Exhibit 99

Form 3 Joint Filer Information

Name:   Aisling Capital Partners III, LP

Address:   888 Seventh Avenue, 30th Floor
           New York, NY  10106

Designated Filer:   Aisling Capital III LP

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Lloyd Appel, Aisling Capital Partners III, LP, as general partner of Aisling Capital III, LP

Name:   Aisling Capital Partners III LLC

Address:   888 Seventh Avenue, 30th Floor
           New York, NY  10106

Designated Filer:   Aisling Capital III LP

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Lloyd Appel, Aisling Capital Partners III LLC, as general partner of Aisling Capital Partners III, LP

Name:   Andrew N. Schiff

Address:   888 Seventh Avenue, 30th Floor
           New York, NY  10106

Designated Filer:   Aisling Capital III LP

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Andrew N. Schiff

Name:   Dennis J. Purcell

Address:   888 Seventh Avenue, 30th Floor
           New York, NY  10106

Designated Filer:   Aisling Capital III LP

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Dennis J. Purcell

Name:   Steve Elms

Address:   888 Seventh Avenue, 30th Floor
           New York, NY  10106

Designated Filer:   Aisling Capital III LP

Issuer & Ticker Symbol:   SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring Statement:   09/03/2013

Signature:   /s/ Steve Elms